Exhibit 10.1

Execution Version

NOTE PURCHASE AND SALE AGREEMENT

This NOTE PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into this 15th day of October, 2025, by and between Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), and the undersigned holder of Notes (as defined herein) issued by the Company (the “Holder”).

WHEREAS, the Company previously issued 10% Senior Secured Notes due 2027 (the “Notes”) to Holder pursuant to the Note Exchange Agreement, dated as of January 13, 2020, by and among the Company, each of the subsidiaries of the Company listed on the signature pages thereto, the Exchanging Holders (as defined therein) and Wilmington Trust, National Association (as successor to WBox 2015-5 Ltd.), in its capacity as collateral agent (the “Collateral Agent”), as amended by the Omnibus Amendment to Note Purchase Agreements and Exchange Agreement, dated as of May 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Exchange Agreement” and, collectively with any other agreements, instruments or documentation related to the Notes, the “Note Documents”), by and among the Company, each of the subsidiaries of the Company listed on the signature pages thereto, the Exchanging Holders (as defined therein) and the Collateral Agent, and as further amended by the Amendment to 10% Secured Notes and Note Exchange Agreement, dated as of March 14, 2022, by and among the Company, each of the subsidiaries of the Company listed on the signature pages thereto, the Exchanging Holders (as defined therein) and the Collateral Agent;

WHEREAS, as of the date hereof, Holder is the beneficial owner of Notes in the aggregate outstanding principal amount listed on Schedule A hereto (the “Holder Notes”);

WHEREAS, Holder desires to sell to the Company, and the Company desires to purchase from Holder, all of the Holder Notes as identified on Schedule A hereto (such Notes, the “Purchased Notes”) for the consideration and on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company has entered into note purchase and sale agreements with the holders of all the Notes (other than the Holder Notes) on the same terms as this Agreement (the “Other NPSAs”); and

WHEREAS, upon such purchase and sale at the Closing (as defined below), all Obligations (as defined in the Note Documents) with respect to the Purchased Notes, and any and all other indebtedness, liabilities and obligations of the Company and its subsidiaries to Holder with respect to the Purchased Notes (including accrued interest, PIK Interest and any other fees and expenses with respect to the Purchased Notes) shall be fully satisfied.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Purchase and Sale; Releases.

1.1 On the terms and subject to the conditions of this Agreement, at the Closing, Holder shall sell to the Company, and the Company shall purchase from Holder, the Purchased Notes in consideration of payment by the Company to Holder in cash the amount listed on Schedule A hereto (the “Cash Amount”).

1.2 Mutual Release. Effective as of the Closing, the Company and Holder, on behalf of itself and its controlled affiliates and each of its and their respective Representatives (as defined herein) (each in their respective capacity as such, a “Releasing Party”) shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge, to the fullest extent permitted by law, the other, and its and their respective affiliates and Representatives (each in its capacity as such, the “Released Party”) from any and all claims and causes of action, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature of description, and whether in law or in equity, under contract, tort, statute, or otherwise, that such Releasing Party would have been legally entitled to assert (whether individually or collectively or directly or derivatively), based in whole or in part on any act, omission, transaction, event or other occurrence taking place up to and including the Closing Date (as defined herein), in connection with or related to any matter, cause, or thing whatsoever arising out of or relating to the Purchased Notes. Nothing in this Agreement shall constitute a release of any claims or causes of action (i) against any party who fails to take any action or execute and deliver any document required to be executed and delivered by such party to effectuate this Agreement, any other Note Document or the transactions contemplated by this Agreement;(ii) arising from any breach of this agreement or the representations, warranties or covenants contained herein; or (iii) arising from or relating to any action or inaction that is determined by a final order of a court of competent jurisdiction to constitute actual fraud, willful misconduct, gross negligence, or a criminal act.

As used in this Section 1.2:

“Representatives” means, with respect to any person, such person’s current and former directors, managers, officers, principals, members, partners, limited partners, general partners, managed accounts or funds, fund advisors, investment advisors, investment managers, investment vehicles, investors, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, attorneys, accountants, independent contractors, investment bankers, consultants, industry advisors, operational advisors, representatives, and other professionals.

Section 2. Holder Representations, Warranties and Agreements. To induce the Company to purchase the Purchased Notes on the terms and subject to the conditions of this Agreement, Holder hereby represents and warrants to the Company and agrees with the Company as follows, as of the date hereof and as of the Closing:

2.1 Holder is duly formed or incorporated (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (as applicable), with power and authority to enter into, deliver and perform its obligations under this Agreement.

2.2 This Agreement has been duly authorized, executed and delivered by Holder. This Agreement is enforceable against Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.3 The execution, delivery and performance by Holder of this Agreement and the consummation by Holder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of the property or assets of Holder or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holder or any of its subsidiaries is a party or by which Holder or any of its subsidiaries is bound or to which any of the property or assets of Holder or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the organizational documents of Holder or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Holder or any of its subsidiaries or any of their respective properties, in the case of clauses (i) and (iii), which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Holder and its subsidiaries, taken as a whole, or would reasonably be expected to prohibit, materially delay or materially and adversely impact Holder’s performance or consummation of its obligations under this Agreement.

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2.4 There is no pending, outstanding or, to the knowledge of Holder, threatened action, arbitration, audit, hearing, investigation, inquiry, litigation, suit or other proceeding against Holder that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, which, if adversely determined, would reasonably be expected to prohibit, materially delay or materially and adversely impact Holder’s performance or consummation of its obligations under this Agreement.

2.5 Holder is the beneficial owner of the Holder Notes and has all requisite power and authority to transfer ownership of and interest in the Purchased Notes. The Purchased Notes are held by Holder free and clear of all liens (other than pledges or security interests that Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated prior to Closing). Other than this Agreement, Holder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any of the Notes (or any rights or interests of any nature whatsoever in or with respect to any of the Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Notes or any of the Note Documents.

2.6 In making its decision to sell the Purchased Notes, Holder represents that it has relied solely upon independent investigation made by Holder. Holder represents that it has received such information as Holder deems necessary in order to make an investment decision with respect to the Purchased Notes. Without limiting the generality of the foregoing, Holder acknowledges that it has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”). Holder represents and agrees that Holder and Holder’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Holder and such Holder’s professional advisor(s), if any, have deemed necessary to make a decision with respect to the Purchased Notes.

2.7 Holder agrees that following the Closing, all Obligations with respect to the Purchased Notes, and any and all other indebtedness, liabilities and obligations of the Company and its subsidiaries to Holder with respect to the Purchased Notes, shall be fully satisfied (including with respect to all principal, accrued interest and PIK interest and any other fees and expenses with respect to the Purchased Notes).

2.8 Holder is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)). Holder acknowledges that it is a sophisticated investor with considerable experience in investments and dispositions in securities such as the Purchased Notes. Holder has sought accounting, legal and tax advice that Holder has considered necessary to make an informed investment decision with respect to the transactions contemplated by this Agreement.

2.9 Holder acknowledges that (i) there have been no representations, warranties, covenants and agreements made to Holder by the Company or any of its subsidiaries or any of their respective officers or directors or any other person, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement and (ii) it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement and in the Company’s filings with the SEC.

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2.10 Holder represents and warrants that Holder is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Holder represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Holder maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Holder also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

2.11 Neither Holder nor anyone acting on Holder’s behalf has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the transactions contemplated hereby.

Section 3. Company’s Representations, Warranties and Agreements. The Company represents and warrants to Holder as set forth below, as of the date hereof and as of the Closing:

3.1 The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with power and authority to enter into, deliver and perform its obligations under this Agreement.

3.2 This Agreement has been duly authorized, executed and delivered by the Company and each of the transactions contemplated by this Agreement has been duly authorized by the Company. This Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

3.3 The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, in the case of clauses (i) and (iii), which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or would reasonably be expected to prohibit, materially delay or materially and adversely impact the Company’s performance or consummation of its obligations under this Agreement.

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3.4 There is no pending, outstanding or, to the knowledge of the Company, threatened action, arbitration, audit, hearing, investigation, inquiry, litigation, suit or other proceeding against the Company that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, which, if adversely determined, would reasonably be expected to prohibit, materially delay or materially and adversely impact the Company’s performance or consummation of its obligations under this Agreement or the transactions contemplated by this Agreement.

3.5 The Company has provided Holder an opportunity to ask questions regarding the Company and made available to Holder all the information reasonably available to the Company that Holder has requested for deciding whether to sell the Purchased Notes.

3.6 The Company shall pay all reasonable and documented legal fees and out-of-pocket expenses of Holder within ten (10) business days of the receipt of an invoice setting forth the amounts due and payable.

Section 4. Closing and Delivery.

4.1 Closing. The payment of the Cash Amount, the closing of the purchase and the sale of the Purchased Notes contemplated hereby (the “Closing”) shall occur at 10:00 a.m., New York City time, on the third business day after all conditions to Closing have been satisfied or waived or on such other date agreed by the Company and Holder (such date, the “Closing Date”).

4.2 Closing Deliverables. At the Closing:

(a) Holder shall deliver or cause to be delivered to the Company a receipt for the Cash Amount.

(b) The Company shall deliver or cause to be delivered to Holder the Cash Amount (without deduction or withholding of any amounts therefrom), by wire transfer in U.S. dollars in immediately available funds to the account or accounts specified by Holder to the Company in writing prior to the Closing.

4.3 Post-Closing Deliverables. As promptly as practicable (and in any event within five (5) business days) after Closing, Holder shall deliver or cause to be delivered to the Company, the original certificate(s), if any, evidencing the Holder Notes. Upon receipt thereof, the Company shall mark such certificate(s) as cancelled and retain them for its records (or, if the Holder Notes are not evidenced by physical certificates, cause the applicable note register or ledger to reflect such Holder Notes as cancelled and no longer outstanding). Such cancellation shall constitute full and final satisfaction and discharge of all obligations evidenced by the Holder Notes.

4.4 Conditions to Closing.

(a) Affirmation of Representations and Warranties: The obligations of the Company and Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the conditions that all representations and warranties of Holder and the Company, respectively, contained in this Agreement shall be true and correct in all material respects as of the Closing, and consummation of the Closing shall constitute a reaffirmation by Holder and the Company, respectively, of each of the representations, warranties and agreements contained in this Agreement as of the Closing, and that all covenants and agreements contained in this Agreement to be complied with by Holder and the Company, respectively, on or before the Closing shall have been complied with in all material respects.

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(b) No Governmental Prohibition: The obligations of the Company and Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the conditions that no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

(c) Holder Delivery: The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the condition that Holder shall have made the delivery contemplated by Section 4.2(a).

(d) Company Delivery: The obligation of Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the condition that the Company shall have made the delivery contemplated by Section 4.2(b).

(e) Holder Fee Reimbursement: To the extent not previously reimbursed and whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall have reimbursed Holder for all documented legal and other expenses incurred by Holder in connection with the negotiation, documentation and execution of the transactions contemplated by this Agreement provided, that the Company shall not be obligated to pay such expenses incurred after October 8, 2025 in excess of $100,000, absent the Company’s consent, with such consent not to be unreasonably withheld.

(f) Other NPSAs. The closing of the transactions contemplated by each of the Other NPSAs shall have occurred substantially concurrently with the Closing.

(g) Officer’s Certificate: The Company shall have delivered a certificate of a duly appointed officer attesting to the satisfaction of each of the foregoing conditions.

Section 5. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier of (i) the mutual written agreement of each of the parties hereto to terminate this Agreement and (ii) October 31, 2025; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

Section 6. Miscellaneous.

6.1 At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions as contemplated by this Agreement.

6.2 Each party acknowledges that the other party will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, each party agrees to promptly notify the other party if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

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6.3 Each party is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.4 Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(a)	if to Holder, to:

Whitebox Advisors LLC

3033 Excelsior Boulevard, Suite 500

Minneapolis, MN 55416

Attn: Parker Tornell; Scott Specken

Email: ptornell@whiteboxadvisors.com;

SSpecken@whiteboxadvisors.com

with a required copy to (which copy shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Jacob A. Adlerstein; Tim Cruickshank

Email: jadlerstein@paulweiss.com; tcruickshank@paulweiss.com

(b)	if to the Company, to:

Hycroft Mining Holding Corporation

P.O. Box 3030

Winnemucca, NV 89446

Attention: Rebecca Jennings; Stan Rideout

Email: rebecca.jennings@hycoftmining.com;

stan.rideout@hycroftmining.com

6.5 This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

6.6 This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

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6.7 Neither this Agreement nor any rights that may accrue to either party hereunder may be transferred or assigned without the prior written consent of the other party. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.8 This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof (other than the New York General Obligations Law § 5-1401).

6.9 Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts situated in the State of New York, City of New York, Borough of Manhattan (the “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.4. Notwithstanding the foregoing in this Section 6.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE CONSUMMATION THEREOF. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

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6.10 If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.11 No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12 Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

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6.16 This Agreement is the joint product of Holder and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.17 The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Agreement issue one or more press releases or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby. To the Company’s actual knowledge, Holder is not in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and Holder is not subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates, relating to the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the prior written consent of Holder, publicly disclose the name of Holder or any of its affiliates or advisors, or include the name of Holder or any of its affiliates or advisors, (i) in any press release or marketing materials regarding the transactions contemplated by this Agreement or (ii) in any filing with the SEC, any regulatory agency or any national securities exchange on which the Company’s securities are listed for trading, except to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency, or under the regulations of such national securities exchange; provided that the Company shall provide Holder with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Holder regarding such disclosure.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Company and Holder has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

HYCROFT MINING HOLDING CORPORATION

By:
Name:	Stanton Rideout
Title:	Executive Vice President and
Chief Financial Officer

WHITEBOX CREDIT PARTNERS, LP

By:	Whitebox Advisors LLC as its investment manager

By:
Name:	Andrew Thau
Title:	Managing Director

[Signature Page to Note Purchase and Sale Agreement]

SCHEDULE A

Holder: [   ]

Aggregate Outstanding Principal Amount of Holder Notes: $[   ]

Purchased Notes: $[   ]

Cash Amount: $[   ]